UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2009, Verenium Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the exclusive underwriter (the “Underwriter”), related to a public offering of 2,250,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) one warrant to purchase 0.40 of a share of Common Stock, at a price to the public of $6.00 per Unit less the underwriting commission and discounts (the “Offering”). The Offering is expected to close on October 9, 2009, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $12.27 million after deducting underwriting commisions and discounts and estimated expenses payable by the Company associated with the Offering.

The Offering is being made pursuant to a prospectus supplement dated October 6, 2009 and an accompanying prospectus dated January 14, 2008, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-147403), which was filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2007 and declared effective by the Commission on January 14, 2008.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement and the form of warrant to be issued in connection with the Offering are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01.	Other Events.

On October 6, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated October 6, 2009 by and between Verenium Corporation and Lazard Capital Markets LLC

4.1	Form of Warrant

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated October 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: October 6, 2009	By:	/S/ GERALD M. HAINES II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated October 6, 2009 by and between Verenium Corporation and Lazard Capital Markets LLC

4.1	Form of Warrant

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated October 6, 2009